Exhibit 99.1

Sonida Senior Living, Inc. To Extend Timing of Fourth Quarter and

Full-Year Earnings Release

Highlights recent operating performance

DALLAS – March 30, 2022 – Sonida Senior Living, Inc., (NYSE: SNDA) announced today that it will file a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission for an extension to file the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

During Fourth Quarter 2021, the Company completed a complex recapitalization transaction with Conversant Capital LLC and its affiliates, Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP, and the Company also completed the disposition and transfer of ownership of several communities throughout 2021. The accounting for these significant transactions, along with recent changes in personnel in the Company’s accounting department, has necessitated this extension.

“The past year was transformational for Sonida Senior Living,” said Kimberly S. Lody, President and CEO. “The Company successfully stabilized its balance sheet with the Conversant transaction and subsequent debt refinancing, enabling our team to continue its strong focus on operational improvements and strategic growth.”

Recent Performance Highlights

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The Company currently estimates that Fourth Quarter 2021 revenue per available unit (REVPAR) for the Company’s same-store, owned portfolio of communities increased approximately 5.3% compared to the prior year quarter, including a 390 basis point increase in occupancy. Revenue per occupied unit (REVPOR) for the same comparison period increased 20 basis points to $3594.

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December 2021, January 2022 and February 2022 average monthly occupancy of 81.6%, 82.0% and 82.2%, respectively, demonstrate continued occupancy improvement from the COVID-pandemic low point of 75.3% reported in February 2021.

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As compared to the Third Quarter 2021, the Company currently estimates that Fourth Quarter 2021 revenue per available unit (REVPAR) for the Company’s same-store, owned portfolio of communities increased approximately .9%, including a 30 basis point increase in occupancy. Revenue per occupied unit (REVPOR) grew approximately 50 basis points.

Additional preliminary financial estimates relating to the Company’s full year and three months ended December 31, 2021, are expected to be included in the Form 12b-25.

Subsequent Events

•	On February 1, 2022, the Company closed on the acquisition of two recently renovated independent living communities in the Indianapolis market for $12.3 million.

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On March 10, 2022, the Company closed an $80 million refinancing, which addressed all debt maturing through mid-2024, and was secured by a portfolio of 10 assets. The term loan includes an additional $10 million of proceeds that will become available subject to the portfolio achieving certain financial performance metrics. The loan also includes an uncommitted $40 million accordion to support the Company’s growth plans.

The Company will schedule its earnings release and conference call to take place on or before April 15, 2022, and will provide a call-in number when the date is announced. The Company’s earnings release is scheduled to be distributed to news services before the market opens on the conference call date.

Cautionary Statement Regarding Preliminary Financial Estimates and Other Forward-Looking Information

The financial estimates set forth herein for the quarter ended December 31, 2021 are preliminary and unaudited. In addition, the statements included in this press release regarding the Company’s financial performance and results of operations, in each case as expected to be reported, and other statements that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations and estimates reflected in its forward-looking statements are reasonable, the Company can give no assurance they will prove to have been correct. Such expectations and estimates can be affected by inaccurate assumptions or by known or unknown risks and uncertainties and, if one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Factors that could cause actual results to differ materially from expected results include the results and finalization of the Company’s audited financial statements to be included in the Form 10-K, and those described in the Company’s reports filed with the SEC.

About Sonida Senior Living

Dallas-based Sonida Senior Living, Inc. is a leading owner-operator of independent living, assisted living and memory care communities and services for senior adults. The Company’s 77 communities are home to nearly 7,000 residents across 18 states providing comfortable, safe, affordable communities where residents can form friendships, enjoy new experiences and receive personalized care from dedicated team members who treat them like family. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.

For more information, contact: Kimberly Lody (972) 308-8323, klody@sonidaliving.com